EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of April 1, 2005, (this “Agreement”), is entered into by and among XTO Energy Inc., a Delaware corporation (“Issuer”), and the securityholders of Antero Resources Corporation, a Delaware corporation (“Antero”), named on the signature pages hereto (each a “Holder” and collectively, the “Holders”).

RECITALS

A. WHEREAS, Issuer is a party to that certain Agreement and Plan of Merger, dated as of January 9, 2005 (the “Merger Agreement”) as amended by Amendment No. 1 dated February 3, 2005, Amendment No. 2 dated March 22, 2005 and Amendment No. 3 dated March 31, 2005, that provides, among other things, that (i) XTO Barnett Inc., a Delaware corporation and a wholly-owned subsidiary of Issuer (“Merger Subsidiary”), will be merged with and into Antero with Antero continuing as the surviving corporation and immediately thereafter Antero shall be merged with and into XTO Barnett LLC, a Delaware limited liability company and wholly owned subsidiary of Issuer (“LLC Sub”) with LLC Sub continuing as the survivor (the “Surviving Corporation”), and (ii) immediately after the merger, Issuer will own all of the issued and outstanding equity interests of the Surviving Corporation.

B. WHEREAS, subject to the terms and conditions of the Merger Agreement, at the Closing (as defined therein), the Holders shall receive or become entitled to receive shares of common stock, $0.01 par value, of Issuer (the “Common Stock”).

C. WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, Issuer has agreed to grant the Holders certain registration rights, as set forth herein, with respect to the Registrable Securities (as defined herein).

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto agree as follows:

1. Definitions.

(a) All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

(b) “Registrable Securities” means (i) all of the Common Stock issued to a Holder as consideration pursuant to the Merger Agreement, plus (ii) all of the Common Stock issued to a Holder upon exercise of a Warrant received as consideration pursuant to the Merger Agreement, plus (iii) other securities of Issuer issued in respect of such Common Stock, by way of a stock split, stock dividend, recapitalization, merger or consolidation, or otherwise, but exclusive of (iv) any securities described in clause (i), (ii) or (iii) above sold in a public offering registered under the Securities Act of 1933, as amended (the “Act”) or which may be sold by such Holder pursuant to Rule 144(k) promulgated under the Act.

(c) “Registration Expenses” means all expenses incident to Issuer’s performance of or compliance with this Agreement, including all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of counsel for Issuer and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance and any fees and disbursements of underwriters customarily paid by issuers of securities, but excluding underwriting discounts and commissions, transfer taxes, if any, and the fees and expenses of any counsel retained by the Holders.

2. Shelf Registration Statement for Holders.

(a) Shelf Registration. Pursuant to Section 5.6 of the Merger Agreement, Issuer has prepared and filed with the Securities and Exchange Commission (the “SEC”) a “shelf” registration statement on Form S-3 under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering all of the Registrable Securities (the “Shelf Registration Statement”). The permitted method of distribution of Registrable Securities under the Shelf Registration Statement shall be consistent with the plan of distribution attached hereto as Annex A, and include sales complying with Rule 144(f), customary block trades and one underwritten offering of Registrable Securities under the Shelf Registration Statement in accordance with Section 2(b). Issuer shall use its commercially reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as practicable following the closing of the Merger and to remain effective for a period of two (2) years from the date of effectiveness (subject to any “black-out” periods pursuant to Section 4)(the “Shelf Registration”). The Shelf Registration Statement may include securities other than the Registrable Securities, including shares of Common Stock for sale by the Issuer or securities holders other than the Holders. The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Underwriting.

(i) If Issuer shall at any time receive a notice of offering from any Holder or Holders holding a minimum of 15% of the Registrable Securities then outstanding (but in no event less than 2,300,000 shares) requesting an underwritten public offering of Registrable Securities under the Shelf Registration Statement that has anticipated aggregate proceeds at the time of the request (net of underwriting discounts, commissions and expenses) in excess of $30,000,000, Issuer shall, subject to the terms and conditions hereof, be obligated to use its commercially reasonable best efforts to facilitate such proposed underwritten public offering pursuant to the terms of this Agreement.

(ii) Following receipt of the notice referred to in subsection 2(b)(i), Issuer shall promptly give a notice of offering to all Holders (other than the requesting Holders), which shall set forth the right of such Holders to include any or all shares of Registrable

Securities held by such Holders in the proposed offering, subject to the terms of this Agreement. Subject to subsection 2(b)(iv), Issuer shall use its commercially reasonable best efforts to facilitate the inclusion in the proposed underwritten public offering of the number of shares of Registrable Securities specified in written requests from such Holders that are received by Issuer within fifteen (15) days after Issuer provides its notice of offering to all Holders.

(iii) Any underwritten public offering of Registrable Securities under the Shelf Registration Statement shall be broadly distributed. If at any time any of the Holders of Registrable Securities covered by the Shelf Registration Statement desire to sell Registrable Securities in an underwritten offering in accordance with the limitations of this subsection 2(b), the investment banker or investment bankers that will mange the offering will be nationally recognized underwriters selected by Issuer.

(iv) If all the shares of Registrable Securities requested to be included in the underwritten public offering pursuant to this Section 2(b) cannot be so included as a result of any reasonable limit established by the underwriters on the aggregate number of shares of Registrable Securities included in such underwriting, the number of shares of Registrable Securities that may be so included shall be allocated among Holders pro rata on the basis of the number of shares of Registrable Securities held by such Holders; provided, however, that such allocation shall not operate to reduce the aggregate number of shares of Registrable Securities that may be so included in such underwriting. If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among those requesting Holders whose allocation did not satisfy their request pro rata on the basis of the number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all of the Registrable Securities which may be included in the underwriting have been so allocated.

(v) Holders holding a majority of the Registrable Securities exercising a demand right for an underwritten public offering under this subsection 2(b) may withdraw the exercise of such right on behalf of all such exercising Holders as a result of a material adverse change in the earnings, condition, financial or otherwise, or prospects of Issuer, or a material adverse change in the market for equity securities generally by giving written notice to Issuer prior to the date the purchase agreement of such underwritten public offering is signed, and such withdrawn demand registration right shall not be deemed to be the demand right provided under Section 2(b); provided, however, that Issuer shall not be required to deliver a notice of offering with respect to a renewed or new demand for any underwritten public offering pursuant to subsection 2(b) or take any other action with respect to any such renewed or new demand for a period of ninety (90) days following any such notice of withdrawal.

3. Registration Procedures. In connection with its obligations contained in Section 2 hereof, Issuer will, subject to the terms and conditions of this Agreement:

(a) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of by the Holder or Holders thereof set forth in such registration statement or the expiration of a period of two (2) years after such registration statement becomes effective. Notwithstanding anything else to the contrary contained herein, Issuer shall not be required to disclose in any amendment or supplement to a registration statement or otherwise (i) any confidential information concerning any matter that is the subject of a notice given under Section 3(f)(i) or Section 4 hereof as to which Issuer has a bona fide interest in withholding disclosure, or (ii) historical financial statements or pro forma financial information required by Regulation S-X of the SEC in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with SEC (including extensions pursuant to Item 9.01(a)(4) of Form 8-K);

(b) furnish to each Holder of Registrable Securities covered by the Shelf Registration Statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Act, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request;

(c) use its commercially reasonable best efforts to register or qualify, prior to the effective date of such registration, all Registrable Securities and other securities covered by the Shelf Registration Statement under such securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that Issuer shall not for any such purpose be required to:

(i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3(c) be obligated to be so qualified,

(ii) subject itself to taxation in any such jurisdiction, or

(iii) consent to general service of process in any such jurisdiction;

(d) use its commercially reasonable best efforts to cause, prior to the effective date of the Shelf Registration Statement, all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

(e) furnish, at the request of any Holder of Registrable Securities exercising its rights pursuant to Section 2(b), on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a sale pursuant to this Agreement, if such securities are being sold through underwriters, (i) a copy of any opinion of counsel to Issuer addressed to the underwriters or Issuer and (ii) a copy of any letters from the independent accountants of Issuer, addressed to the underwriters or Issuer;

(f) (i) immediately notify each Holder of Registrable Securities covered by the Shelf Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event or the existence of any condition as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or, if in the opinion of counsel for Issuer, it is necessary to supplement or amend such prospectus to comply with law and, after such notice,

(ii) at the request of any such Holder, except for periods (not to exceed 90 days per calendar year in the aggregate) described in Section 4 or the time period for filing with the SEC information referred to in Section 3(a) hereof has not expired, promptly prepare and furnish to such Holders a supplement or amendment to such prospectus, or otherwise update such prospectus through the filing of a Current Report on Form 8-K or otherwise, so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) use its commercially reasonable best efforts to list or admit all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed or any other trading market on which any of the Registrable Securities are then admitted for trading;

(h) pay all Registration Expenses relating to any such registration; and

(i) promptly incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as may be necessary to effect the sale of Registrable Securities in an underwritten offering pursuant to Section 2(b) hereof; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Issuer may require each Holder of Registrable Securities as to which any registration is being effected to furnish Issuer with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as Issuer may from time to time reasonably request in writing.

(j) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities as follows:

(i) that upon receipt of any notice from Issuer of the happening of any event of the kind described in Section 3(f), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) and, if so directed by Issuer, will deliver to Issuer all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

(ii) that it will immediately notify Issuer, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Act, of the happening of any event as a result of which information previously furnished by such Holder to Issuer in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

4. Black-Out Periods for Holders. No Holder shall offer to sell or sell any shares of Registrable Securities pursuant to the Shelf Registration Statement, and Issuer shall not be required to supplement or amend any Registration Statement or otherwise facilitate the sale of Registrable Securities pursuant thereto, during the 90-day period (or such lesser number of days until Issuer makes its next required filing under the Exchange Act) immediately following the receipt by each Holder of a certificate of an authorized officer of Issuer to the effect that the Board of Directors of Issuer has determined in good faith that such offer, sale, supplement or amendment is likely to (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of Issuer or its stockholders. Any period described in this Section 4 during which Holders are not able to sell shares of Registrable Securities pursuant to the Shelf Registration Statement is herein referred to as a “black-out” period. Issuer shall notify each Holder of the expiration or earlier termination of any “black-out” period (the nature and pendency of which need not be disclosed during such “black-out” period.)

5. Underwritten Offerings.

(a) Underwriting Agreement. If any Registrable Securities required to be registered pursuant to Section 2 are to be distributed by or through one or more underwriters, the Holders of Registrable Securities to be distributed shall become parties to the underwriting agreement between Issuer and such underwriters. Issuer will use its commercially reasonable best efforts to ensure that no underwriter shall require any Holder of Registrable Securities to make any representations or warranties to or agreements with Issuer or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law, and, despite Issuer’s commercially reasonable best efforts, if an underwriter requires any Holder of Registrable Securities to make additional representation or warranties to or agreements with such underwriter, such Holder may elect not to participate in such underwritten offering (but shall not have any claims against Issuer as a result of such election).

(b) Selection of Underwriters. The selection of the underwriter or underwriters for the public offering to be made pursuant to a registration statement filed under Section 2 above shall be made by Issuer.

6. Indemnification

(a) Indemnification by Issuer. Issuer will, and hereby does, to the full extent permitted by law indemnify and hold harmless the participating Holder of any Registrable Securities covered by any registration statement filed pursuant to Section 2, from and against any losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such Holder is a party thereto, and including reasonable costs of investigation and legal expenses) (collectively, “Claims”), to which such Holder may become subject under the Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (if used during the period Issuer is required to keep the registration statement current) or any documents incorporated therein (collectively, “Registration Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or preliminary prospectus, in light of the circumstances in which they were made), or any violation by Issuer of the Act or any state securities law, or any rule or regulation promulgated under the Act or any state securities law, or any other law applicable to Issuer relating to any such registration or qualification, and Issuer will reimburse such Holder for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that Issuer shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Document in reliance upon and in conformity with written information furnished to Issuer for use in the preparation thereof; provided further, that Issuer shall not be liable to any Holder to the extent that any Claim or expense arises out of the failure by such Holder to send or give a copy of the final prospectus to the Person claiming an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Holders. Issuer may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2, that Issuer shall have received an undertaking satisfactory to it from the prospective Holder of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 6(b)) Issuer, each director of Issuer, each officer of Issuer and each other person, if any, who controls Issuer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each underwriter participating in any distribution being made pursuant to such registration statement, with respect to any statement or alleged statement or omission or alleged omission from such Registration Document, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Issuer through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such Registration Document. Notwithstanding the foregoing, in no event shall any Holder be liable to indemnify Issuer pursuant to this Section 6(b) in an amount in excess of the amount of the net proceeds of the

Registrable Securities sold by him or her in any such offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Issuer of any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity could have been sought under Section 6(a) without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by Issuer and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Act. If the indemnification provided for in Section 6(a), (b) or (c) is unavailable to an indemnified party or insufficient in respect of any Claims referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that in no event shall any Person be liable for contribution to the extent that any such Claim arises out of or is based upon an untrue statement or omission made by such Person seeking contribution.

7. Transfer of Assignment of Registration Rights. The benefits provided by this Agreement may be transferred or assigned by any Holder to its partners, investors and affiliated entities in connection with the transfer of Registrable Securities to such partners, investors and affiliated entities, and such transferees shall be deemed Holders hereunder; provided that (a) Issuer is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Holders under this Agreement; and, provided further, that in the event a transfer of Registrable Securities is completed without satisfaction of the assumption provisions contained herein, the transferring Holder shall be responsible for any actions or obligations of such transferee until such assumption provisions are satisfied. Issuer agrees to take whatever action may be required to identify any Holders which receive Registrable Securities in the Shelf Registration Statement or any prospectus supplement thereto as may be required by the SEC.

8. Sales Pursuant to Rule 144. Each of the parties hereto acknowledges that the registration benefits provided in this Agreement will not effect the ability of the Holders to sell Registrable Securities pursuant to Rule 144 rather than pursuant to the Shelf Registration Statement.

9. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above, or (d) if sent through an overnight delivery service in circumstances in which such service guarantees next day delivery, the day following being so sent:

If to Issuer:	XTO Energy Inc.
810 Houston Street
Fort Worth, Texas 76102
	Attention:	Vice President, General Counsel & Assistant Secretary
	Facsimile:	(817) 885-2278

If to Holders:	To the address set forth on the signature pages hereto.

In the event that any of the Holders identified in this Agreement transfers Registrable Securities to a new Holder in accordance with Section 7 above, Issuer may provide notice to such Holder through notifying the original Holder identified herein. Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no registration rights will be transferred other than in accordance with Section 7 hereof.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Texas.

13. Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

15. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

16. Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

17. Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ISSUER:

XTO ENERGY INC., a Delaware corporation

By:	/s/ Vaughn O. Vennerberg II
Name:	Vaughn O. Vennerberg II
Title:	Executive Vice President - Administration

HOLDERS:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus & Co., as General Partner

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

WARBURG PINCUS NETHERLANDS
PRIVATE EQUITY VIII I, C.V.

By:	Warburg Pincus & Co., as General Partner

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

WARBURG PINCUS NETHERLANDS
PRIVATE EQUITY VIII II, C.V.

By:	Warburg Pincus & Co., as General Partner

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

HOLDERS (cont.):

WARBURG PINCUS GERMANY PRIVATE
EQUITY VIII, K.G.

By:	Warburg Pincus & Co., as General Partner

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

YORKTOWN ENERGY PARTNERS V, L.P.

By:	Yorktown V Company LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
W. Howard Keenan, Jr., Manager

LB ANTERO SPV LLC

By:	/s/ Steven L. Berkenfeld
Name:	Steven L. Berkenfeld
Title:	Vice President

SPINDRIFT PARTNERS, L.P.

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Julie A. Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

SPINDRIFT INVESTORS (BERMUDA) L.P.

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Julie A. Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

HOLDERS (cont.):

GENERAL MILLS GROUP TRUST

By:	/s/ David VanBenschoten
Name:	David VanBenschoten
Title:	Executive Secretary of the Benefit Finance Committee of General Mills, Inc.

GENERAL MILLS BAKERY,
CONFECTIONARY, TOBACCO AND GRAIN
MILLERS (AFL-CIO) HEALTH AND
WELFARE PLAN

By:	/s/ David VanBenschoten
Name:	David VanBenschoten
Title:	Executive Secretary of the Benefit Finance Committee of General Mills

THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR UNIVERSITY

By:	The Stanford Management Company

By:	/s/ Larry S. Owen
Name:	Larry S. Owen
Title:	Managing Director, Real Estate & Natural Resources

YALE UNIVERSITY

By:	/s/ David F. Swenson
Name:	David F. Swenson
Title:	Chief Investment Officer

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

HOLDERS (cont.):

SALISBURY INVESTMENT HOLDINGS, LLC

By:	/s/ Paul M. Rady
Name:	Paul M. Rady
Title:	Manager

/s/ Paul M. Rady
Paul M. Rady, Individually

CANTON INVESTMENT HOLDINGS, LLC

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren, Jr.
Title:	President & CFO

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr., Individually

/s/ Terrell A. Dobkins
Terrell A. Dobkins

/s/ Steven M. Woodward
Steven M. Woodward

/s/ Brian A. Kuhn
Brian A. Kuhn

/s/ Robert E. Mueller
Robert E. Mueller

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

HOLDERS (cont.):

/s/ Bryan Hassler
Bryan Hassler

/s/ Steve Fontenot
Steve Fontenot

/s/ John Kawcak
John Kawcak

/s/ Robin Swank
Robin Swank

/s/ Sharon Henrichs
Sharon Henrichs

/s/ Al Schopp
Al Schopp

/s/ Lynn Jensen
Lynn Jensen

/s/ Mindy Buehler
Mindy Buehler

/s/ Robert S. Tucker
Bob Tucker/Robert S. Tucker

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

HOLDERS (cont.):

/s/ Jason Eliassen
Jason Eliassen

/s/ Andrew Wood
Andrew Wood

/s/ Tim Clawson
Tim Clawson

/s/ Bill Pierini
Bill Pierini

/s/ Barbara A. A. Tucker
Barb Tucker/Barbara A. A. Tucker

/s/ Chelsey Hood
Chelsey Hood

/s/ Barbara King
Barbara King

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

ANNEX A

PLAN OF DISTRIBUTION

The common shares are being registered to permit public secondary trading of these securities by the holders thereof from time to time after the date of this prospectus and to facilitate the continued orderly disposition of our common shares held by the selling stockholders identified herein. We will not receive any of the proceeds from the sale of the common shares by the selling stockholders.

The selling stockholders and their successors-in-interest who acquire their shares after the date of this prospectus and are entitled to the benefits of this registration statement, may sell the common shares directly to purchasers or through underwriters, broker-dealers or agents. If underwriters are used in a firm commitment underwriting, we and the selling stockholders will execute an underwriting agreement with those underwriters relating to the common shares that the selling stockholders will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase these common shares will be subject to conditions. The underwriters, if any, will purchase the common shares on a firm commitment basis and will be obligated to purchase all of these common shares. The common shares subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these common shares for whom they may act as agent. Underwriters may sell these common shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the common shares subject to the underwriting agreement from the selling stockholders at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell common shares pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common shares at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of common shares, the selling stockholders will sell such common shares to the dealers as principals. The dealers may then resell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required. The selling stockholders may also sell common shares through agents designated by them from time to time.

We will name any agent involved in the offer or sale of the common shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if such a supplement is required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement. The selling stockholders may sell any of the common shares directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of these common shares. We and the selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Sales may be effected in transactions, which may involve block transactions or crosses:

•	on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on exchanges or quotation services or in the over-the-counter market;

•	through the exercise of purchased or written options; or

•	through any other method permitted under applicable law.

In connection with sales of the common shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling stockholders may also sell short the common shares and deliver the common shares to close out short positions, or loan or pledge the common shares to broker-dealers that in turn may sell the common shares. The aggregate proceeds to the selling stockholders from the sale of the common shares offered by the selling stockholders hereby will be the purchase price of the common shares less discounts and commissions, if any.

The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealer. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common shares by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the common shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the common shares by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.